Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL CORPORATION

PRICES SENIOR NOTES OFFERING

SANTA ANA, Calif., Nov. 5, 2014 – First American Financial Corporation (NYSE: FAF), a leading provider of title insurance, settlement services and risk solutions for real estate transactions, today announced the pricing of a public offering of $300.0 million of its 4.6 percent senior notes due 2024.

The offering is expected to close on Nov. 10, 2014, subject to customary conditions, and is being made pursuant to the company’s shelf registration statement filed with the Securities and Exchange Commission.

The notes will be general senior unsecured obligations of the company and will rank equally in right of payment with the company’s existing and future senior unsecured indebtedness.

The notes were priced at 99.975 percent to yield 4.603 percent. Interest will be paid semi-annually on May 15 and November 15, beginning May 15, 2015. The company intends to use the net proceeds from the sale of the notes for general corporate purposes. In addition, in anticipation of receipt of the net proceeds from the offering of the notes, the company recently repaid all borrowings outstanding under its revolving credit facility.

J.P. Morgan Securities LLC; Goldman, Sachs & Co.; U.S. Bancorp Investments, Inc.; and Wells Fargo Securities, LLC, are acting as the joint book-running managers for the offering. Copies of the prospectus supplement and accompanying base prospectus for the offering may be obtained by contacting J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, telephone (212) 834-4533, Attention: High Grade Syndicate Desk; or by contacting Goldman, Sachs & Co., 200 West Street, New York, NY 10282, telephone (201) 793-5170, Attention: Prospectus Department; or by contacting U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, NC 28202, telephone (877) 558-2607, Attention: Credit Fixed Income. An electronic copy of the prospectus supplement and accompanying base prospectus for the offering may also be obtained at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus.

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First American Financial Corporation Prices Senior Notes Offering

About First American

First American Financial Corporation (NYSE: FAF) is a leading provider of title insurance, settlement services and risk solutions for real estate transactions that traces its heritage back to 1889. First American also provides title plant management services; title and other real property records and images; valuation products and services; home warranty products; property and casualty insurance; and banking, trust and investment advisory services. The company offers its products and services directly and through its agents throughout the United States and abroad.

Forward-Looking Statements

Certain statements made in this press release, including the closing date of the offering, the net proceeds to be generated thereby and the use of such proceeds, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; volatility in the capital markets; unfavorable economic conditions; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Media Contact:	Investor Contact:
Marcus Ginnaty Corporate Communications First American Financial Corporation (714) 250-3298	Craig Barberio Investor Relations First American Financial Corporation (714) 250-5214